UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

TIMBERLINE RESOURCES CORPORATION
(Name of Registrant as Specified in its Charter)

(Name of Person(a) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

TIMBERLINE RESOURCES CORPORATION 101 East Lakeside Avenue Coeur d’Alene, Idaho 83814
Notice of Annual Meeting of Stockholders June 29, 2023

To all Stockholders of Timberline Resources Corporation:

You are invited to attend the Annual Meeting (the “Meeting”) of Stockholders (“Stockholders”) of Timberline Resources Corporation (the “Company” or “Timberline”). The Meeting will be held at 10:00 a.m. local time on June 29, 2023 at Timberline’s corporate office, 101 East Lakeside Avenue, Coeur d’Alene, Idaho, 83814. The purposes of the Meeting are:

1.	To elect the nominees to Timberline’s board of directors (the “Board”) to serve until Timberline’s 2024 annual meeting of Stockholders or until successors are duly elected and qualified;

2.	To ratify the appointment of Timberline’s independent registered public accounting firm for the fiscal years ended or ending September 30, 2022 and September 30, 2023;

3.	To conduct an advisory vote on executive compensation;

4.	To conduct an advisory vote to determine the frequency of conducting future advisory votes on executive compensation; and

5.	Any other business that may properly come before the Meeting.

The Board has fixed May 1, 2023 as the record date for the Meeting. Only Stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Meeting. A list of Stockholders as of May 1, 2023, will be available at the Meeting for inspection by any Stockholder. If your shares of Timberline common stock (“Timberline Shares”) are not registered in your name, you will need to bring proof of your ownership of those Timberline Shares to the Meeting in order to register to attend and vote. You should ask the broker, bank or other nominee that holds your Timberline Shares to provide you with proper proxy documentation that shows your ownership of Timberline Shares as of May 1, 2023 and your right to vote such Timberline Shares at the Meeting. Please bring that documentation to the Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held at 101 East Lakeside Avenue, Coeur d’Alene, Idaho, 83814 on June 29, 2023

Under rules adopted by the Securities and Exchange Commission, we are furnishing proxy materials on the Internet pursuant to so-called “notice and access rules.” Instructions on how to access and review the proxy materials, which include this Proxy Statement, our Annual Reports to Stockholders (Form 10-K for fiscal years ended September 30, 2021 and September 30, 2022) and the accompanying form of proxy, on the Internet can be found on the notice of access card sent to stockholders by Timberline or in the voting instructions form you receive from your intermediary. These materials can also be accessed on the Internet at www.timberlineresources.co/annual-meetings/. Directions for attending the Meeting can also be found at this website.

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Timberline will provide to any Stockholders, upon request, one copy of any of the following documents:

(a)	Timberline’s Annual Report to Stockholders, which consists of its latest Annual Report on Form 10-K;

(b)	this Proxy Statement; and

(c)	the Form of Proxy.

Copies of the foregoing documents are also available on the Company’s website at www.timberlineresources.co/annual-meetings/ and copies of the above documents will be provided by the Corporate Secretary, upon request, by mail at 101 East Lakeside Avenue, Coeur d’Alene, Idaho, 83814; by phone at (208) 664-4859; or by email at proxy@timberline-resources.com, free of charge to Stockholders of the Company. Timberline may require the payment of a reasonable charge from any person or entity that is not a Stockholder of Timberline and requests a copy of any such document.

IMPORTANT

Whether or not you expect to attend the Meeting, please sign and return the enclosed proxy promptly. If you decide to attend the Meeting, you may, if you wish, revoke the proxy and vote your Timberline Shares in person.

By Order of the Board of Directors,

/s/ Patrick Highsmith

Patrick Highsmith, Chief Executive Officer
Dated: May 16, 2023

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TIMBERLINE RESOURCES CORPORATION 101 East Lakeside Avenue Coeur d’Alene, Idaho 83814
Proxy Statement for Annual Meeting of Stockholders To Be Held June 29, 2023, 10:00 A.M. Local Time Timberline Resources Corporate Office 101 East Lakeside Avenue, Coeur d’Alene, Idaho 83814

Unless the context requires otherwise, references in this Proxy Statement to “Timberline Resources,” “Timberline,” “we,” “us,” “Company” or “our” refers to Timberline Resources Corporation.

The Annual Meeting (the “Meeting”) of Stockholders of Timberline Resources (the “Stockholders” or “stockholders”) will be held on June 29, 2023, at Timberline’s corporate office, 101 East Lakeside Avenue, Coeur d’Alene, Idaho, 83814, at 10:00 a.m. local time. The purposes of the Meeting are:

1.	To elect the nominees to Timberline’s board of directors (the “Board”) to serve until Timberline’s 2024 annual meeting of Stockholders or until successors are duly elected and qualified;

2.	To ratify the appointment of Timberline’s independent registered public accounting firm for the fiscal years ended or ending September 30, 2022 and September 30, 2023;

3.	To conduct an advisory vote on executive compensation;

4.	To conduct an advisory vote to determine the frequency of conducting future advisory votes on executive compensation; and

5.	Any other business that may properly come before the Meeting.

We are providing the enclosed proxy materials and form of proxy in connection with the solicitation by the Board of Directors of proxies for the Meeting. Timberline anticipates that this Proxy Statement and the form of proxy attached to this Proxy Statement as Appendix A, will first be made available to holders of shares of common stock of Timberline, par value $0.001 (“Timberline Shares”), on or before May 5, 2023.

You are invited to attend the Meeting at the above stated time and location. If you plan to attend and your Timberline Shares are held in “street name” – in an account with a broker, bank or other nominee – you must obtain a proxy issued in your name from such broker, bank or other nominee.

You can vote your Timberline Shares by completing a proxy card online, completing and returning a proxy card provided to you by mail or e-mail or, if you hold shares in “street name,” by completing the voting form provided by the broker, bank or other nominee.

The Timberline Shares are the only type of security entitled to vote at the Meeting. Our corporate bylaws define a quorum as the presence in person or by proxy of one-third of the capital stock issued and outstanding and entitled to vote at the Meeting. With respect to the election of directors, a plurality of the votes cast is required to elect a nominee. Cumulative voting for directors is not permitted. The approval of a majority of the votes actually cast at the Meeting for the matter, either in person or by proxy, is required to ratify the appointment of Timberline’s independent registered public accounting firm. The approval, on an advisory, non-binding basis, of the Stockholders resolution regarding the compensation of Timberline’s named executive officers as described in this Proxy Statement will be approved if passed by an affirmative vote of a majority of the votes actually cast, either in person or by proxy, at the Meeting. The option of three years, two years or one year that receives the highest number of votes cast by Stockholders will be the frequency for the advisory vote on the compensation of our named executive officers that has been selected by Stockholders.

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Proxy Solicitation

The proxy solicitation is being made primarily over the internet and by mail, although proxies may be solicited by personal interview, telephone, internet, letter, e-mail or otherwise. Certain of our directors, officers and other employees, without additional compensation, may participate in the solicitation of proxies. If a proxy solicitation is conducted, we will pay the cost of the solicitation, including the reasonable charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of Timberline Shares.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held at 101 East Lakeside Avenue, Coeur d’Alene, Idaho, 83814 on June 29, 2023

Under rules adopted by the United States Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials on the Internet pursuant to so-called “notice and access rules.” Instructions on how to access and review the proxy materials, which include this Proxy Statement, our Annual Reports to Stockholders (Form 10-K for fiscal years ended September 30, 2021 and September 30, 2022) and the accompanying form of proxy, on the Internet can be found on the notice of access card sent to stockholders by Timberline or in the voting instructions form you receive from your intermediary. These materials can also be accessed on the Internet at  www.timberlineresources.co/annual-meetings/. Directions for attending the Meeting can also be found at this website.

Timberline will provide to any Stockholders, upon request, one copy of any of the following documents:

(a)	Timberline’s Annual Report to Stockholders, which consists of its latest Annual Report on Form 10-K;

(b)	this Proxy Statement; and

(c)	the Form of Proxy.

Copies of the foregoing documents are also available on the Company’s website at www.timberlineresources.co/annual-meetings/ and copies of the above documents will be provided by the Corporate Secretary, upon request, by mail at 101 East Lakeside Avenue, Coeur d’Alene, Idaho, 83814; by phone at (208) 664-4859; or by email at proxy@timberline-resources.com, free of charge to Stockholders of the Company. Timberline may require the payment of a reasonable charge from any person or entity that is not a Stockholder of Timberline and who requests a copy of any such document.

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INFORMATION CONTAINED IN THIS PROXY STATEMENT	1
QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING	1
PROPOSAL 1 — ELECTION OF DIRECTORS	6
INFORMATION ON THE BOARD OF DIRECTORS, DIRECTOR NOMINEES, AND NAMED EXECUTIVE OFFICERS	7
CORPORATE GOVERNANCE	10
EXECUTIVE COMPENSATION	16
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE	21
PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22
PROPOSAL 3 — ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION	23
PROPOSAL 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION FREQUENCY PROPOSAL	24
OTHER MATTERS	25
APPENDICES	25

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INFORMATION CONTAINED IN THIS PROXY STATEMENT

The information contained in this Proxy Statement, unless otherwise indicated, is given as of May 1, 2023.

No person has been authorized to give any information or to make any representation in connection with the matters being considered herein on behalf of Timberline other than those contained in this Proxy Statement and, if given or made, such information or representation should not be considered or relied upon as having been authorized. Information contained in this Proxy Statement should not be construed as legal, tax or financial advice and Stockholders are urged to consult their own professional advisors in connection with the matters considered in this Proxy Statement.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND VOTING

Why am I receiving this Proxy Statement and proxy card?

You are receiving this Proxy Statement and proxy card because you were a Stockholder of record at the close of business on May 1, 2023 and are entitled to vote at the Meeting. This Proxy Statement describes issues on which Timberline would like you, as a Stockholder, to vote. It provides information on these issues so that you can make an informed decision. You do not need to attend the Meeting to vote your Timberline Shares.

When you sign the proxy card you appoint Patrick Highsmith, President and Chief Executive Officer of Timberline, and Ted Sharp, Chief Financial Officer of Timberline, as your representatives at the Meeting. As your representatives, they will vote your Timberline Shares at the Meeting (or any adjournments or postponements) as you have instructed on your proxy card. With proxy voting, your Timberline Shares will be voted whether or not you attend the Meeting. Even if you plan to attend the Meeting, it is a good idea to complete, sign and return your proxy card in advance of the Meeting, just in case your plans change.

If an issue properly comes up for vote at the Meeting (or any adjournments or postponements) that is not described in this Proxy Statement, your representative will vote your Timberline Shares, under your proxy, at their discretion, subject to any limitations imposed by law.

When is the record date?

The Board has fixed May 1, 2023 as the record date for the Meeting. Only holders of Timberline Shares as of the close of business on that date will be entitled to vote at the Meeting.

How many Timberline Shares are outstanding on the record date?

As of May 1, 2023, Timberline had 159,676,152 Timberline Shares issued and outstanding.

How many votes do you need to hold the Meeting?

To conduct the Meeting, Timberline must have a quorum, which means one-third of the outstanding voting shares of Timberline as of the record date must be present at the Meeting. Timberline Shares are the only type of security entitled to vote at the Meeting. Based on 159,676,152 voting shares outstanding as of the record date of May 1, 2023, 53,225,384 Timberline Shares must be present at the Meeting, in person or by proxy, for there to be a quorum. Your Timberline Shares will be counted as present at the Meeting if you:

•	submit a properly executed proxy card (even if you do not provide voting instructions); or

•	attend the Meeting and vote in person.

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What am I voting on?

You are being asked to vote on the following:

1.	To elect the nominees to the Board to serve until Timberline’s 2024 annual meeting of Stockholders or until successors are duly elected and qualified;

2.	To ratify the appointment of Timberline’s independent registered public accounting firm for the fiscal years ended or ending September 30, 2022 and September 30, 2023;

3.	To conduct an advisory vote on executive compensation;

4.	To conduct an advisory vote to determine the frequency of conducting future advisory votes on executive compensation; and

5.	Any other business that may properly come before the Meeting.

How many votes do I get?

Each Timberline Share is entitled to one vote. Dissenters’ rights are not applicable to any of the matters being voted upon. Cumulative voting is not permitted in relation to the election of nominees to the Board.

The Board recommends a vote FOR each of the nominees to the Board, FOR the ratification of the appointment of our independent registered public accounting firm, FOR the approval on a non-binding, advisory basis of the executive compensation described in this Proxy Statement, and FOR 3 years as the non-binding, advisory recommendation on the frequency of conducting future advisory votes on executive compensation.

How do I vote?

You have several voting options. You may vote by:

•	completing your proxy card over the internet at the following website: www.proxyvote.com;

•	downloading or requesting a proxy card (as detailed below), signing your proxy card and mailing it to the attention of: Vote processing, c/o Broadridge, 51 Mercedes Way, Englewood, New York 11717;

•	signing and faxing your proxy card to the number provided on the proxy card; or

•	attending the Meeting and voting in person.

If your Timberline Shares are held in an account with a broker, bank, or other nominee, then you are the beneficial owner of Timberline Shares held in a “street name,” and these proxy materials are being forwarded to you by that organization. The broker, bank, or other nominee is considered the stockholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the Timberline Shares in your account. You are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote your Timberline Shares in person at the Meeting unless you request and obtain a valid proxy card from your broker, bank, or other nominee.

Can Stockholders vote in person at the Meeting?

Timberline will pass out written ballots to anyone who wants to vote at the Meeting. If you hold your Timberline Shares through a broker, bank, or other nominee and do not have a physical share certificate, or the Timberline Shares are registered in someone else’s name, you must request a legal proxy from the broker, bank, or other nominee or the registered owner to attend and vote at the Meeting.

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What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Meeting. You may do this by:

•	signing another proxy with a later date and mailing it to the attention of: Ted Sharp, Secretary, at 101 E. Lakeside Avenue, Coeur d’Alene, ID 83814, so long as it is received prior to 2:00 p.m. Pacific daylight time on June 28, 2023;

•	delivering a written notice of the revocation of your proxy to the attention of: Ted Sharp, Secretary, at 101 E. Lakeside Avenue, Coeur d’Alene, ID 83814, so long as it is received prior to 2:00 p.m. Pacific daylight time on June 28, 2023; or

•	voting in person at the Meeting.

Beneficial stockholders should refer to the instructions received from their stockbroker or the registered holder of the Timberline Shares if they wish to change their vote.

What if I abstain from voting?

Abstentions with respect to a proposal are counted for the purposes of establishing a quorum. Timberline’s bylaws provide that abstentions are not considered as votes cast for or against a proposal or as a vote withheld for any director nominee.

What effect does a broker non-vote have?

Brokers, banks, or other nominees holding Timberline Shares in street name for their customers are generally required to vote the Timberline Shares in the manner directed by their customers. If their customers do not give any direction, brokers, banks, or other nominees may vote the Timberline Shares on routine matters but not on non-routine matters. The election of directors to the Board, the advisory vote on executive compensation, and the advisory vote on the frequency of conducting future advisory votes on executive compensation are non-routine matters. Consequently, if customers do not give any direction, brokers, banks, or other nominees will not be permitted to vote such Timberline Shares at the Meeting in respect of these matters. The ratification of the appointment of Timberline’s independent registered public accounting firm for the fiscal years 2022 and 2023 is considered a routine matter, and brokers, banks, or other nominees will be permitted to vote shares held in street name for their customers without instruction in respect of this matter.

The absence of a vote on a non-routine matter is referred to as a broker non-vote. Any Timberline Shares represented at the Meeting but not voted due to a broker non-vote are not considered votes cast for or against a proposal or as a vote withheld for any director nominee and will not affect the outcome of any non-routine proposal.

How many votes are needed to elect directors?

The nominees for election as directors at the Meeting will be elected by a plurality of the votes cast at the Meeting. The nominees with the most votes will be elected. A properly executed proxy card marked WITHHELD with respect to the election of directors will not be voted and will not count FOR or AGAINST any of the nominees for which the vote was withheld.

How many votes are needed to ratify the appointment of the independent registered public accounting firm?

The ratification of the appointment of the independent registered public accounting firm will be approved if a majority of the votes actually cast, either in person or by proxy, at the Meeting on this proposal vote FOR the proposal. A properly executed proxy card marked ABSTAIN will not count as a vote cast for or against this proposal.

How many votes are needed to approve on an advisory, non-binding basis, the executive compensation described in this Proxy Statement?

The approval, on an advisory, non-binding basis, of the Stockholders resolution regarding the compensation of Timberline’s named executive officers as described in this Proxy Statement will be approved if a majority of the votes actually cast, either in person or by proxy, at the Meeting on this proposal vote FOR the proposal. A properly executed proxy card marked ABSTAIN will not count as a vote cast for or against this proposal.

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How will the non-binding, advisory recommendation of the Stockholders on the frequency of conducting advisory votes on executive compensation be determined?

The option of three years, two years or one year that receives the highest number of votes cast by Stockholders will be the frequency for the advisory vote on the compensation of our named executive officers that has been selected by Stockholders. A properly executed proxy card marked ABSTAIN will not count as a vote cast on this proposal.

Will my Timberline Shares be voted if I do not sign and return my proxy card?

If your Timberline Shares are held through a brokerage account, your brokerage firm, under certain circumstances, may vote your shares; otherwise, your Timberline Shares will not be voted at the Meeting. See “What effect does a broker non-vote have?” above for a discussion of the matters on which your brokerage firm may vote your Timberline Shares.

If your Timberline Shares are registered in your name, and you do not complete your proxy card over the internet or sign and return your proxy card, your Timberline Shares will not be voted at the Meeting unless you attend the Meeting and vote your Timberline Shares in person.

Where can I find the voting results of the Meeting?

Timberline will publish the final results in a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) within four (4) business days after the Meeting.

Who will pay for the costs of soliciting proxies?

Timberline will bear the cost of soliciting proxies. In an effort to have as large a representation at the Meeting as possible, Timberline’s directors, officers and employees may solicit proxies by telephone or in person in certain circumstances. These individuals will receive no additional compensation for their services other than their regular salaries. Upon request, Timberline will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of Timberline Shares on the record date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such Timberline Shares.

When are stockholder proposals due for the 2024 annual meeting of Stockholders?

In order to be considered for inclusion in next year’s proxy statement, stockholder proposals must be submitted in writing to Timberline’s Secretary, Ted Sharp, at Timberline Resources Corporation, 101 East Lakeside Avenue, Coeur d’Alene, Idaho 83814, and received no later than November 4, 2023, assuming that the next annual meeting of stockholders is held on April 14, 2024. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in our proxy statement and form of proxy.

Similarly, stockholder proposals not submitted for inclusion in the proxy statement and received between December 16, 2023 and January 15, 2024 will be considered untimely pursuant to Rule 14a-5(e)(2) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), assuming that the next annual meeting of stockholders is held on April 14, 2024.

What if I want a paper copy of these proxy materials?

Please send a written request to our offices at the address below, email us at proxy@timberline-resources.com or call us toll free at (866) 513-4859 to request a copy of the proxy materials.

Send requests to:

Timberline Resources Corporation

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

Attention: Ted Sharp, Secretary

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How can I obtain a copy of the 2021 and 2022 Annual Report on Form 10-K?

Timberline’s 2021 and 2022 Annual Reports on Form 10-K, including amendments thereto and financial statements, are available on the internet with this Proxy Statement at www.timberlineresources.co/annual-meetings/. The Forms are also available through the SEC’s website at http://www.sec.gov.

At the written request of any Stockholder who owns Timberline Shares on the record date, Timberline will provide to such Stockholder, without charge, a paper copy of Timberline’s 2021 and 2022 Annual Reports on Form 10-K as filed with the SEC, including the financial statements, but not including exhibits.

If requested, Timberline will provide copies of the exhibits for a reasonable fee.

Requests for additional paper copies of the 2021 and 2022 Annual Reports on Form 10-K should be mailed to:

Timberline Resources Corporation

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

Attention: Ted Sharp, Secretary

What materials accompany or are attached to this Proxy Statement?

The following materials accompany or are attached to this Proxy Statement:

•	Annual Report to Stockholders

•	Appendix A: Form of Proxy Card

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PROPOSAL 1 — ELECTION OF DIRECTORS

GENERAL QUESTIONS

What is the current composition of the Board?

Timberline’s certificate of incorporation requires the Board to have between one and 15 persons, which number may be increased or decreased from time to time, exclusively by resolution approved by the affirmative vote of a majority of the Board. The current Board is composed of five (5) directors.

Is the Board divided into classes? How long is the term?

No, the Board is not divided into classes. All directors serve one-year terms until their successors are elected and qualified at the next annual meeting of stockholders.

Who is standing for election this year?

The Board of Directors has nominated the following five (5) nominees, all of whom are currently serving as board members, for election at the Meeting, to hold office until the 2024 annual meeting of stockholders:

•	Leigh Freeman

•	Patrick Highsmith

•	William Matlack

•	Donald McDowell

•	Pamela Saxton

What if a nominee is unable or unwilling to serve?

Should any one or more of these nominees become unable or unwilling to serve, which is not anticipated, the Board may designate substitute nominees, in which event the proxy representatives will vote proxies that otherwise would be voted for the named nominees for the election of such substitute nominee or nominees.

How are nominees elected?

Directors are elected by a plurality of the votes cast in person or represented by proxy and entitled to vote at the Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES.

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INFORMATION ON THE BOARD OF DIRECTORS, DIRECTOR NOMINEES,

AND NAMED EXECUTIVE OFFICERS

Directors, Director Nominees and Named Executive Officers

The following table sets forth certain information with respect to our current directors, director nominees, and named executive officers. The term for each director expires at our next annual meeting of stockholders or until his or her successor is appointed and qualified. The ages of the directors and officers are shown as of May 12, 2023.

Name	Current Office	Principal Occupation	Director/Officer Since	Age
Patrick Highsmith(1)	President and Chief Executive Officer and Director	Mining Executive, Geologist and Geochemist	October 8, 2020	55

Steven Osterberg(2)	Vice President – Exploration and Director	Vice President – Exploration, Geologist	February 1, 2012	62

Ted R. Sharp	Chief Financial Officer, Principal Financial Officer	Chief Financial Officer, Founder and Owner of Sharp Executive Associates, Inc., Certified Public Accountant	September 10, 2018	66

Leigh Freeman(3)	Director	Principal, Leigh Freeman Consultancy	January 18, 2013	74

Donald McDowell	Vice President – Corporate Development and Director	President of Americas Gold Exploration Inc.	June 21, 2018	64

William Matlack	Director	Geologist	October 29, 2019	68

Pamela Saxton (3)	Director	Professional Director	May 6, 2021	70

(1)	Mr. Highsmith was appointed President and Chief Executive Officer on October 8, 2020, and was appointed to the Board of Directors on January 1, 2021.
(2)

Mr. Osterberg was appointed Vice President – Exploration on October 8, 2020, was former President and Chief Executive Officer appointed on January 19, 2016, and resigned from those positions on October 8, 2020.

(3)	“Independent” in accordance with Sections 121 and 803A of the NYSE American Company Guide.

The following is a description of the business background of the directors and executive officers of Timberline Resources Corporation:

Leigh Freeman – Chairman of the Board of Directors

Mr. Freeman was appointed to the Board of Directors of the Company in January 2013. He has over 40 years of experience in the mining industry. Since December 2014, he has served as Principal of Leigh Freeman Consultancy. Mr. Freeman has served in technical, managerial and executive positions with junior and senior mining and service companies. He was a co-founder, President and Director of Orvana Minerals Corp. and also held several positions with Placer Dome Inc. Mr. Freeman also serves on the industry advisory board for the mining programs at the University of Arizona, Montana Tech and South Dakota School of Mines. In addition, he co-chaired the Education Sustainability Committee for the Society of Mining Engineers.

For the following reasons, the Board concluded that Mr. Freeman should serve as a director and Chairman of the Board of Directors of the Company, in light of its business and structure. Mr. Freeman’s technical and management experience in mining and mineral exploration enables him to provide operating and management insight to the Board. Further, his training and experience as a geological engineer allow him to bring technical expertise to the Board as a director. These skills were determined by the Board to be valuable to the Board, as the Company’s primary assets are exploration-stage properties.

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Patrick Highsmith – President, Chief Executive Officer and Director

Mr. Highsmith has more than 30 years of international experience including operational, exploration and business development roles with major companies such as Newmont Corporation, BHP Billiton, Rio Tinto, and Fortescue Metals Group. He has served as a director and the Chairman of Firefox Gold Corp. (which he co-founded) since August 2017, and as a director of Idaho Champion Gold Mines Ltd. since August 2020. He also has co-founded, and/or acted as a director or senior executive in several other junior companies. His junior company pedigree includes Canadian listed companies such as: Lithium One Metals Inc., Bellhaven Copper & Gold Inc., Pure Energy Minerals Ltd. Mr. Highsmith has been involved with several significant discoveries and helped add value to those projects through various stages of economic advancement, partnerships, joint ventures, or sales. Patrick holds degrees in Geological Engineering and Economic Geology (Geochemistry) from the Colorado School of Mines. He has specialized technical expertise in gold, copper, and lithium exploration. Mr. Highsmith was appointed to the Board effective January 1, 2021.

For the following reasons, the Board concluded that Mr. Highsmith should serve as a director of the Company, in light of its business and structure. Mr. Highsmith’s technical and management experience in mining and mineral exploration enables him to provide operating and management insight to the Board. Further, his training and experience as a geological engineer allow him to bring technical expertise to the Board as a director. These skills were determined by the Board to be valuable to the Board, as the Company’s primary assets are exploration-stage properties.

Donald McDowell – Vice President – Corporate Development and Director

Mr. Donald McDowell has served as the founding President of Americas Gold Exploration Inc. since October 2008. Mr. McDowell is a mineral exploration executive with over 25 years of business, mineral exploration, and development experience with a specific focus on the Great Basin in Nevada. Mr. McDowell’s experience includes 17 years with major corporations including Nippon Mining Co., Ltd. of Japan, Santa Fe Pacific Gold Corporation and Kennecott Exploration Co., where he was involved in exploration, resource/reserve evaluations and mine development. He was also the founder, president and director of Great American Minerals Inc. from April 2003 until its sale in 2007. From 1997 to 1999, he was a co-founding officer and director of Golden Phoenix Minerals, Inc., a publicly held natural resources company. Mr. McDowell is a registered professional land surveyor in the state of California.

For the following reasons, the Board concluded that Mr. McDowell should serve as a director of the Company, in light of its business and structure. Mr. McDowell’s extensive management experience in mineral exploration companies and background in mineral projects enable him to provide operating and leadership insights to the Board as a director. Further, his experience with other exploration companies allows him to bring a wide range of senior expertise in regard to mineral exploration to the Company. These skills were determined by the Board to be valuable to the Board, as the Company’s primary assets are exploration-stage properties.

William Matlack – Director

On October 29, 2019, our Board of Directors appointed Mr. Matlack as a director of the Company. Mr. Matlack is a veteran geologist over a 20-year career in the mining industry, working primarily with Santa Fe Pacific Gold Corp. (now Newmont Mining) and Gold Fields Limited. Mr. Matlack was involved in the exploration and development of several world-class gold discoveries in Nevada and California. Later, he was an equity research analyst in metals & mining with Citigroup and BMO Capital Markets, and an investment banker in metals & mining with Scarsdale Equities until December 2020. He was interim CEO and a director of Klondex Mines Limited during its transformation from an explorer to gold producer in Nevada until its sale to Hecla Mining Company in July 2018. He has served as a director of Silver Bull Resources, Inc. since March 2023.

For the following reasons, the Board concluded that Mr. Matlack should serve as a director of the Company, in light of its business and structure. Mr. Matlack holds the Accredited Director designation, ICSA Canada. He is financially literate by virtue of his background as a metals & mining equity research analyst. His extensive geological, and management experience in mineral exploration companies, and background in gold exploration and development projects enable him to provide operating and leadership insights to the Board. These skills were determined to be valuable to the Board, as the Company’s primary assets are exploration-stage properties.

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Pamela Saxton – Director

On May 4, 2021, our Board of Directors appointed Ms. Pamela Saxton as a director of the Company, effective May 6, 2021. Ms. Saxton is an accredited accountant and recognized finance leader with more than 35 years of domestic and international experience in the mining, software, and oil and gas industries. Since November 2020, Ms. Saxton has served on the board of directors of Bunker Hill Mining Corp. Ms. Saxton also served on the board of Aquila Resources Inc. from June 2019 until it was acquired in September 2021, and Pershing Gold Corporation from November 2017 until it was acquired in April 2019. Ms. Saxton also served on a North American advisory board for Damstra Holdings Limited – Damstra Technology, from February 2021 until October 2022. Ms. Saxton has held senior executive finance positions at several mining and oil and gas companies, most recently serving as Executive Vice President and Chief Financial Officer of Thompson Creek Metals Company Inc. from August 2008 to October 2016. Prior to 2008, Ms. Saxton was Vice President Finance—U.S. Operations of Franco-Nevada Corporation, Vice President and Chief Financial Officer of New West Gold Corporation, Vice President and Controller of Amax Gold Inc. and Assistant Controller of Cyprus Amax Minerals Inc. Ms. Saxton also was the Vice President of Finance, Corporate Controller and Chief Accounting Officer for J.D. Edwards & Company. Ms. Saxton began her career with Arthur Andersen & Company after receiving her Bachelor of Science in Accounting from the University of Colorado. She has served as a Trustee (since September 1987) and as Vice President (since January 2017) for the Viola Vestal Coulter Foundation, which provides scholarships to various colleges and universities, with a focus on mining. She is also the Past Chair of the Board for the Colorado Association of Commerce and Industry, a state chamber of commerce.

For the following reasons, the Board concluded that Ms. Saxton should serve as a director and Chair of the Audit Committee of the Company, in light of its business and structure. Ms. Saxton is an independent director and is a financial expert given her extensive financial background and management experience in mining and exploration companies. In addition to Ms. Saxton’s industry knowledge, she has a strong grasp of internal controls over financial reporting and accounting and financial reporting issues and critical accounting policies. These skills were determined to be valuable to the Board, as the Company’s primary assets are exploration-stage properties.

Steven Osterberg – Vice President – Exploration

Dr. Osterberg was appointed as our Vice President, Exploration on October 8, 2020 and previously served as President and Chief Executive Officer and a director of the Company from January 2016 to October 2020, and prior to that as our Vice President, Exploration from February 1, 2012 to January 2016. From April 2009 to January 2012, Dr. Osterberg was a Senior Geologist with Tetra Tech, Inc., a mining-related consulting firm. From November 2004 through March 2009, Dr. Osterberg was an independent consulting geologist. During this period, Dr. Osterberg also co-founded Jack’s Fork Exploration, Inc., a privately held mineral exploration company. From 2002 to 2004, Dr. Osterberg was a Senior Geologist at Tetra Tech-MFG, Inc. Dr. Osterberg holds a Ph.D. in geology from the University of Minnesota and is a licensed professional geologist (P.G.) and qualified person (QP) with the Society of Mining and Metallurgy (SME). Dr. Osterberg is employed on a full-time basis with Timberline Resources.

Ted R. Sharp, CPA – Chief Financial Officer

Mr. Sharp was appointed as our Chief Financial Officer, Secretary, and Treasurer effective September 10, 2018. Mr. Sharp is a Certified Public Accountant, and has Bachelor of Business Administration Degree in Accounting from Boise State University. Since 2003 he has served as President of Sharp Executive Associates, Inc., a privately-held consulting firm providing Chief Financial Officer services to clients. Unless specified, each of the following companies are publicly-traded. Since March 2006, he has served as Chief Financial Officer of Goldrich Mining Company. From July 2012 through July 2021, Mr. Sharp was a principal and served part-time as Chief Financial Officer of US Calcium LLC, a privately-held natural resource company. In the past, from December 2018 to April 10, 2020, he served part-time as Chief Financial Officer of U.S. Gold Corp. From May 2011 through January 2012, Mr. Sharp served part-time as Chief Financial Officer of Gryphon Gold Corporation. From September 2008 through November 2010, Mr. Sharp served part-time as Chief Executive Officer, President and Chief Financial Officer of Texada Ventures, Inc. Each of the latter three companies are mining exploration companies. From November 2006 to June 2009, Mr. Sharp served part-time as Chief Financial Officer of Commodore Applied Technologies, Inc, an environmental services company. Prior to 2003, he worked for 14 years in positions of Chief Financial Officer, Managing Director of European Operations and Corporate Controller for Key Technology, Inc, a then-publicly-traded manufacturer of capital goods. Mr. Sharp has more than 35 years of experience in treasury management, internal financial controls, SEC reporting and corporate governance.

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Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Family Relationships

None of our directors are related by blood, marriage, or adoption to any other director, executive officer, or other key employees.

Other Directorships

Except for Ms. Saxton’s directorship with Bunker Hill Mining Corp., none of the directors of the Company are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act).

Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

CORPORATE GOVERNANCE

Board of Directors Structure

Timberline’s certificate of incorporation requires the Board to have between one and 15 persons, which number may be increased or decreased from time to time, exclusively by resolution approved by the affirmative vote of a majority of the Board. The current Board is composed of five (5) directors.

Director Independence

We have five (5) directors as of May 12, 2023, including two (2) independent directors, as follows:

•	Leigh Freeman

•	Pamela Saxton

An “independent” director is a director whom the Board of Directors has determined satisfies the requirements for independence under Section 803A of the NYSE American Company Guide.

Meetings of the Board and Board Member Attendance the Meeting

During each of the fiscal years ended September 30, 2021 and September 30, 2022, the Board held four meetings of the Board. None of the incumbent directors attended fewer than 75% of the board meetings held during a time period in which they were directors.

Board members are not required to attend the Meeting.

Communications to the Board

Stockholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Corporate Secretary, Ted Sharp, at Timberline Resources Corporation, 101 East Lakeside Avenue, Coeur d’Alene, Idaho 83814. Our Corporate Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. Our Corporate Secretary will review all communications before forwarding them to the appropriate Board member.

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Board Committees

Our Board of Directors has established three board committees: an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee.

The information below sets out the current members of each of Timberline Resources’ board committees and the advisory board and summarizes the functions of each of the committees in accordance with their mandates.

Audit Committee and Audit Committee Financial Experts

We have a standing Audit Committee and audit committee charter, which complies with Rule 10A-3 of the Exchange Act, and the requirements of the NYSE American. Our Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee is composed of two (2) directors, each of whom, in the opinion of the Board, are independent (in accordance with Rule 10A-3 of the Exchange Act and the requirements of Section 803A of the NYSE American Company Guide) and financially literate (pursuant to the requirements of Section 803B of the NYSE American Company Guide): Pamela Saxton (Chair) and Leigh Freeman. Ms. Saxton and Mr. Freeman each satisfy the requirement of a “financial expert” as defined under Item 407(d)(5) of Regulation S-K and meets the requirements for financial sophistication under the requirements of Section 803B of the NYSE American Company Guide.

Our Audit Committee meets with our management and our external auditors to review matters affecting financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans. Our Audit Committee reviews our significant financial risks, is involved in the appointment of senior financial executives and annually reviews our insurance coverage and any off-balance sheet transactions.

Our Audit Committee monitors our audit and the preparation of financial statements and all financial disclosure contained in our SEC filings. Our Audit Committee appoints our external auditors, monitors their qualifications and independence and determines the appropriate level of their remuneration. The external auditors report directly to the Audit Committee. Our Audit Committee has the authority to terminate our external auditors’ engagement and approve in advance any services to be provided by the external auditors that are not related to the audit.

During each of the fiscal years ended September 30, 2021 and September 30, 2022, the Audit Committee met four (4) times. A copy of the Audit Committee charter is available on our website at www.timberlineresources.co.

Audit Committee Report

The Audit Committee of the Board is responsible for providing independent, objective oversight of Timberline’s accounting functions and internal controls. The Audit Committee acts under a written charter adopted and approved by the Board, which is reviewed by the Board annually. Each member of the Audit Committee is “independent” within the meaning of Rule 10A-3 of the Exchange Act and NYSE American listing rules. In accordance with Section 407 of the United States Sarbanes-Oxley Act of 2002 and Item 407(d)(5)(ii) and (iii) of Regulation S-K, the Board has identified Pamela Saxton and Leigh Freeman as each an “Audit Committee Financial Expert.” A copy of the Audit Committee Charter is available on Timberline’s website at www.timberlineresources.co.

The responsibilities of the Audit Committee include recommending to the Board an accounting firm to be nominated for stockholder approval as Timberline’s independent auditor. The Audit Committee is responsible for recommending to the Board that Timberline’s financial statements and the related management’s discussion and analysis be included in its Annual Report on Form 10-K. The Audit Committee took a number of steps in making this recommendation for fiscal years 2021 and 2022.

First, the Audit Committee discussed with Assure CPA LLC those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, including information regarding the scope and results of the audit, and the SEC. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

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Second, the Audit Committee discussed with Assure CPA LLC the independence of Assure CPA LLC and received from Assure CPA LLC the letter required by applicable standards of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees, as may be modified or supplemented, concerning its independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure assisted the Audit Committee in evaluating such independence.

Finally, the Audit Committee reviewed and discussed with Timberline’s management and Assure CPA LLC Timberline’s audited financial statements for the fiscal years ended September 30, 2021 and September 30, 2022 and the related management’s discussion and analysis to be included in Timberline’s Annual Report on Form 10-K.

Based on the discussions with Assure CPA LLC concerning the audit, their independence, the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board that Timberline’s financial statements and the related management’s discussion and analysis be included in Timberline’s Annual Report on Form 10-K for the fiscal years ended September 30, 2021 and September 30, 2022.

Submitted by:

Audit Committee of the Board of Directors

Submitted by the Audit Committee Members
Pamela Saxton (Chair)
Leigh Freeman

Compensation Committee

We have a Compensation Committee composed of three (3) directors, which includes all of our independent directors, in the opinion of our Board of Directors, and is chaired by an independent director (under Section 803A of the NYSE American Company Guide): Leigh Freeman (Chair), Pamela Saxton, and William Matlack.

We have a Compensation Committee charter that complies with the requirements of the NYSE American. Our Compensation Committee is responsible for considering and authorizing terms of employment and compensation of executive officers and providing advice on compensation structures in the various jurisdictions in which we operate. Our Chief Executive Officer may not be present during the voting determination or deliberations of his or her compensation; however, our Compensation Committee does consult with our Chief Executive Officer in determining and recommending the compensation of directors and other executive officers.

In addition, our Compensation Committee reviews both our overall salary objectives and significant modifications made to employee benefit plans, including those applicable to executive officers, and propose awards of stock options. The Compensation Committee has determined that the Company’s compensation policies and practices for its employees generally, not just executive officers, are not reasonably likely to have a material adverse effect on the Company.

The Compensation Committee does not and cannot delegate its authority to determine director and executive officer compensation. Our management did not engage the services of an external compensation consultant during the fiscal year 2022.

During each of the fiscal years ended September 30, 2021 and September 30, 2022, the Compensation Committee met two (2) times. A copy of the Compensation Committee charter is available on our website at www.timberlineresources.co.

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Corporate Governance and Nominating Committee

We have a Corporate Governance and Nominating Committee composed of three (3) directors, which includes all of our independent directors, in the opinion of our Board of Directors, and is chaired by an independent director (under Section 803A of the NYSE American Company Guide): Leigh Freeman (Chair), Pamela Saxton and Patrick Highsmith. We have a Corporate Governance and Nominating Committee charter that complies with the requirements of the NYSE American Company Guide.

Our Corporate Governance and Nominating Committee is responsible for developing our approach to corporate governance issues. The Committee evaluates the qualifications of potential candidates for director and recommends to the Board nominees for election at the next annual meeting of stockholders or any special meeting of stockholders, and any person to be considered to fill a Board vacancy resulting from death, disability, removal, resignation or an increase in Board size. The Committee has adopted a Director Nominating Process and Policy which sets forth the criteria the Board will assess in connection with the consideration of a candidate, including the candidate’s integrity, reputation, judgment, knowledge, independence, experience, accomplishments, commitment and skills, all in the context of an assessment of the perceived needs of the Board at that time.

During each of the fiscal years ended September 30, 2021 and September 30, 2022, the Corporate Governance and Nominating Committee met one (1) time. A copy of the Director Nominating Process and Policy is available on our website at www.timberlineresources.co.

Board Diversity

We do not have a formal policy regarding diversity in the selection of nominees for directors. The Corporate Governance and Nominating Committee does, however, consider diversity as part of its overall selection strategy. In considering diversity of the Board as a criterion for selecting nominees, the Corporate Governance and Nominating Committee takes into account various factors and perspectives, including differences of viewpoint, professional experience, education, skills and other individual qualities and attributes that contribute to Board heterogeneity, as well as race, gender and national origin. The Corporate Governance and Nominating Committee seeks persons with leadership experience in a variety of contexts. The Corporate Governance and Nominating Committee believes that this conceptualization of diversity is the most effective means to implement Board diversity. The Corporate Governance and Nominating Committee assesses the effectiveness of this approach as part of its annual review of its charter.

The Committee will consider recommendations for director nominees made by stockholders and others if these individuals meet the criteria set forth in the Director Nominating Process and Policy. For consideration by the Committee, the nominating stockholder or other person must provide the Corporate Secretary’s Office with information about the nominee, including the detailed background of the suggested candidate that will demonstrate how the individual meets our director nomination criteria. If a candidate proposed by a stockholder meets the criteria, the individual will be considered on the same basis as other candidates. No stockholder or stockholders holding 5% or more of our outstanding stock, either individually or in aggregate, recommended a nominee for election to the Board at the Meeting.

All of the nominees included on the proxy card accompanying this Proxy Statement were nominated by the Corporate Governance and Nominating Committee and were recommended by our current Board.

A copy of the Corporate Nominating Process and Policy is available on our website at www.timberlineresources.co.

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Board Leadership Structure

The Board has reviewed our current Board leadership structure in light of the composition of the Board, our size, the nature of our business, the regulatory framework under which we operate, our stockholder base, our peer group and other relevant factors. Considering these factors, we have determined to have a separate Chief Executive Officer and Chairman of the Board. We have determined that this structure is currently the most appropriate Board leadership structure for us. The Board noted the following factors in reaching its determination:

•	the Board acts efficiently and effectively under its current structure;

•	a structure of a separate Chief Executive Officer and Chairman of the Board allows the Board to provide independent oversight and guidance on the major issues facing Timberline on a long-term basis, while having a dedicated executive officer that oversees the day-to-day operations and implementation of the long-term vision of Timberline;

•	this structure allows us to best utilize our limited resources by enabling the skill sets and expertise of our independent directors, and in particular, our Chairman, to the greatest extent and puts us in the best position to identify key risks and developments facing us to be brought to the Board’s attention; and

•	companies within our peer group utilize similar Board structures.

The Board of Directors’ Role in Risk Management Oversight

The understanding, identification and management of risk are essential elements for the successful management of Timberline. Risk oversight begins with the Board and the Audit Committee. The Audit Committee consists of Pamela Saxton (Chair) and Leigh Freeman, each an independent director.

The Audit Committee reviews and discusses policies with respect to risk assessment and risk management. The Audit Committee also has oversight responsibility with respect to the integrity of our financial reporting process and systems of internal control regarding finance and accounting, as well as its financial statements.

At the management level, an internal audit provides reliable and timely information to the Board and management regarding our effectiveness in identifying and appropriately controlling risks. Annually, management presents to the Audit Committee a report summarizing the review of our methods for identifying and managing risks.

Additionally, our Corporate Governance and Nominating Committee reviews the risks related to succession planning and the independence of the Board. The Compensation Committee reviews the risks related to our various compensation plans.

In the event that a committee is allocated responsibility for examining and analyzing a specific risk, such committee reports on the relevant risk exposure during its regular reports to the entire Board to facilitate proper risk oversight by the entire Board.

Based on a review of the nature of operations, we do not believe that any areas of Timberline are incented to take excessive risks that would likely have a material adverse effect on our operations.

Code of Business and Ethical Conduct

We have adopted a corporate Code of Business and Ethical Conduct administered by our President and Chief Executive Officer, Patrick Highsmith. We believe our Code of Business and Ethical Conduct is reasonably designed to deter wrongdoing and promote honest and ethical conduct, to provide full, fair, accurate, timely and understandable disclosure in public reports, to comply with applicable laws, to ensure prompt internal reporting of code violations, and to provide accountability for adherence to the code. Our Code of Business and Ethical Conduct provides written standards that are reasonably designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the SEC and in other public communications made by an issuer;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and

•	accountability for adherence to the code.

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Our Code of Business and Ethical Conduct is available on our website at www.timberlineresources.co. A copy of the Code of Business and Ethical Conduct will be provided to any person without charge upon written request to us at our executive offices: Timberline Resources Corporation, 101 East Lakeside Avenue, Coeur d’Alene, Idaho 83814. We intend to disclose any amendment to or any waiver from a provision of our Code of Business and Ethical Conduct that applies to any of our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions that relates to any element of our Code of Business and Ethical Conduct on our website. No waivers were granted from the requirements of our Code of Business and Ethical Conduct during the years ended September 30, 2021 and September 30, 2022, or during the subsequent period from October 1, 2022 through the date of this Proxy Statement.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors, and persons who beneficially own more than 10% of our common stock (“10% Stockholders”), to file reports of ownership and changes in ownership with the SEC. Such officers, directors and 10% Stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, Timberline believes that during fiscal year ended September 30, 2022, the filing requirements applicable to its officers, directors and greater than 10% percent beneficial owners were complied with, except for one late Form 4 report filed by Mr. McDowell, which was filed on November 4, 2021 and reported, among other transactions, his sale of 10,000 shares of common stock on November 1, 2021.

Hedging Policy

Our Insider Trading Policy prohibits hedging or monetization transactions. The policy sets forth hedging or monetization transactions as transactions that can be accomplished through the use of various financial instruments, including prepaid variable forwards, equity swaps, collars and exchange funds. These forms of hedging or monetization transactions allow an employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the director or employee to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs, the director or employee may no longer have the same objectives as the Company’s other stockholders. Therefore, directors and employees are prohibited from engaging in any such transactions.

Stockholder Advisory Say-on-Pay

At our annual meeting of stockholders held on September 25, 2017, our stockholders approved, on a non-binding advisory basis, the frequency of future advisory votes on the compensation of our named executive officers, with over 88% of votes cast “for” such votes to be held every three years. After considering the advisory vote of the stockholders, the Board determined to provide for the advisory “say-on-pay” stockholder vote on a triennial basis. At our annual meeting of stockholders held on April 14, 2021, our stockholders approved, on a non-binding advisory basis, the compensation of our named executive officers, with approximately 98% of the votes cast “for” approval. As an advisory vote, the results are not binding upon us. However, the Compensation Committee values the opinions expressed by stockholders and may consider the outcome of advisory say-on-pay votes when making future compensation decisions for our named executive officers. We will hold a non-binding advisory vote regarding the compensation of our NEOs and the frequency of future “say-on-pay” stockholder votes at the Meeting, in accordance with SEC rules.

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EXECUTIVE COMPENSATION

The following summary compensation tables set forth information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended September 30, 2021 and 2022, of those persons who were, at September 30, 2022, the Chief Executive Officer and the other most highly compensated executive officer of the Company:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards(5) ($)		All Other Compensation ($)		Total ($)
Patrick Highsmith, President, Chief Executive Officer	2022	168,000	-	44,321	(1)	11,033		179,033
	2021	166,727	-	270,250	(1)(2)	-		436,977
Steven Osterberg, Vice President – Exploration	2022	150,000	-	-		33,473	(4)	183,473
	2021	150,000	-	96,391	(3)	-		86,400

(1)

Amount shown represents the grant date fair value of 750,000 stock option awards with an exercise price of $0.25 per share granted on October 8, 2020, with the balance vesting in 25% increments on the one-year, two-year and three-year anniversaries of the date of grant.

(2)	Amount shown represents the grant date fair value of 500,000 stock option awards with an exercise price of $0.25 per share granted on May 6, 2021, which vested immediately.
(3)	Amount shown represents the grant date fair value of 450,000 stock option awards, with an exercise price of $0.25 per share granted on May 6, 2021, which vested immediately.
(4)	Amount shown represents amounts paid for medical, dental, and life insurance as provided for in Mr. Osterberg’s employment letter.
(5)

Stock option awards are valued using the Black-Scholes method in accordance with Financial Accounting Standards Board (FASB) Accounting standards Codification (ASC) Topic 718 and stock unit awards are valued at the market price of the stock on the date of grant. These amounts reflect the grant date fair value of these awards. For additional information on the assumptions underlying the valuation of the Company’s option awards, please refer to Note 9 of the Company’s consolidated financial statements included in each of its Annual Reports on Form 10-K for fiscal years ended September 30, 2022 and September 30, 2021.

Executive Compensation Agreements

We maintain written employment letters with each of our named executive officers, the terms of which are described below.

Patrick Highsmith, President and Chief Executive Officer

On October 3, 2020, Mr. Highsmith entered into an employment letter with the Company that provides for an annual salary of $168,000, paid monthly or bi-monthly, to be reviewed in consideration of performance and in the context of compensation metrics and trends among peers in the market. Mr. Highsmith is also eligible for performance-based bonuses at the sole discretion of the Board and for four weeks’ paid vacation annually. In addition, Mr. Highsmith is eligible to receive a medical stipend of $1,000 per month or participation in the Company’s group plan or cost for comparable coverage in another plan. Mr. Highsmith is entitled to receive 750,000 RSUs upon (i) the completion of a preliminary economic assessment with a net present value of at least $250 million, (ii) other significant milestones as agreed upon by the Board, or (iii) a change in control (as such term is defined in the employment letter).

Upon the occurrence of a change of control, Mr. Highsmith is entitled to receive two times the amount of his annual base salary plus payment for accrued vacation, and immediate vesting of outstanding options and RSUs. In the event that Mr. Highsmith’s employment with the Company is terminated by the Company without cause (as such term is defined in the employment letter), he is entitled to receive an amount equal to three months of his base salary, payment of accrued vacation, and three months of medical coverage.

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Steven Osterberg, Vice President – Exploration

On October 9, 2020, Mr. Osterberg entered into an employment letter with the Company that provides for an annual salary of $150,000, paid monthly or bi-monthly. Mr. Osterberg is also eligible for four weeks’ paid vacation annually and a medical stipend of $1,000 per month or participation in the Company’s group plan or cost for comparable coverage in another plan. Mr. Osterberg is entitled to receive 250,000 RSUs upon (i) the completion of a preliminary economic assessment with a net present value of at least $250 million, (ii) other significant milestones as agreed upon by the Board, or (iii) a change in control (as such term is defined in the employment letter).

Upon the occurrence of a change of control, Mr. Osterberg is entitled to receive one times the amount of his annual base salary plus payment for accrued vacation, and immediate vesting of outstanding options and RSUs. In the event that Mr. Osterberg’s employment with the Company is terminated by the Company without cause (as such term is defined in the employment letter), he is entitled to receive an amount equal to three months of his base salary, payment of accrued vacation, and three months of medical coverage.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth the outstanding equity awards of our named executive officers, as at the fiscal year-end September 30, 2022.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Patrick Highsmith	562,500	185,0001	$0.25	10/8/2025
	500,000		$0.25	5/6/2026

Steven Osterberg	456,522		$0.08	10/29/2024
	250,000		$0.25	10/8/2025
	200,000		$0.25	5/6/2026

(1)	Amount shown represents the unvested options that were granted on October 8, 2020 and will vest on October 8, 2023.

Potential Payments Upon Termination or Change of Control

The following table represents potential payments in the event of a change of control:

Name	Change of Control	Termination without Cause
Patrick Highsmith
Cash Severance (1)	385,000	48,125
Medical Coverage (2)	-	3,017
Acceleration of Equity Awards (3)	187,500	-
Steven Osterberg
Cash Severance (4)	150,000	37,500
Medical Coverage (2)	-	9,170
Acceleration of Equity Awards (3)	-	-

(1)	Represents cash payment equal to two times Mr. Highsmith’s base salary upon the occurrence of a change of control or three months of Mr. Highsmith’s base salary upon a termination without Cause.
(2)	Represents an amount equal to three months of medical coverage.
(3)

The values in this row represent the intrinsic value of the unvested stock options that are subject to acceleration upon the occurrence of a change of control. Such intrinsic value is calculated as (x) the market value per share of our common shares minus the exercise price (if any) of the award, multiplied by (y) the number of shares underlying the unvested award.

(4)	Represents cash payment equal to one times Mr. Osterberg’s base salary upon the occurrence of a change of control or three months of Mr. Osterberg’s base salary upon a termination without Cause.

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Director Compensation

The following table sets forth the compensation granted to our non-executive directors during the fiscal year ended September 30, 2022. Compensation to directors that are also executive officers is detailed above and is not included on this table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Leigh Freeman	0	0	0	0	0	0		0
William Matlack	0	0	0	0	0	0		0
Donald McDowell	0	0	0	0	0	60,750	(1)	60,750
Pamela Saxton	0	0	0	0	0	0		0

(1)	Mr. McDowell performs services as a geological consultant to the Company for which he receives compensation

Compensation of Directors

Directors that were also executive officers received no monetary compensation for serving as a director. Non-executive directors are granted non-qualified stock options as compensation. Such stock option awards are determined at the sole discretion of the Company’s Compensation Committee.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following tables set forth information as of May 12, 2023, regarding the ownership of our common stock by:

•	each named executive officer, each director and all of our directors and executive officers as a group; and

•	each person who is known by us to own more than 5% of our shares of common stock.

The number of shares beneficially owned and the percentage of shares beneficially owned are based on 159,676,152 shares of common stock outstanding as of May 12, 2023.

Directors and Executive Officers

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Shares**
Common Stock	William Matlack (a)(4) Director	22,189,991	13.90%
Common Stock	Steve Osterberg (c)(2) Vice President – Exploration	2,106,425	1.32%
Common Stock	Patrick Highsmith(b)(5) Chief Executive Officer, Director	1,250,000	*
Common Stock	Donald McDowell (b)(3) Vice President - Corporate Development, Director	756,522	*
Common Stock	Leigh Freeman (a)(1) Chairman of the Board, Director	670,283	*
Common Stock	Ted R. Sharp (c)(7) Chief Financial Officer	402,173	*
Common Stock	Pamela Saxton (a)(6) Director	200,000	*

Common Stock	Total Directors and Executive Officers as a group (7 persons)	27,575,394	17.15%

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5% STOCKHOLDERS

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Shares**
Common Stock	Crescat Global Macro Master Fund LTD Crescat Long/Short Fund LLP Crescat Precious Metals Master Fund LTD Kevin and Linda Smith Living Trust (10) Kevin Smith, 1560 Broadway, Suite 2270, Denver, CO 80202	34,752,273	21.76%
Common Stock	Condire Resource Master Partnership (9) John Bateman 2000 McKinney Ave, Suite 2125, Dallas TX 75201	21,350,000	13.37%
Common Stock	Jupiter Investment Management Limited Gold & Silver Fund(11) Zig Zag Building 70 Victoria Street London, United Kingdom SW1E 6SQ	15,933,705	9.98%
Common Stock	Americas Gold Exploration, Inc. (3) Donald McDowell 2131 Stone Hill Circle Reno, NV 89519	10,243,522	6.42%
Common Stock	Myrmikan Gold Fund LLC (8) Daniel Oliver Jr. 713 Silvermine Road, New Canaan, CT 06840	10,212,500	6.40%

* Less than 1%.

** The percentages listed for each stockholder are based on 159,676,152 shares outstanding as of May 12, 2023. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares subject to options or warrants that are exercisable within 60 days following May 12, 2023, are deemed to be outstanding and beneficially owned by the optionee or warrant holder for the purpose of computing share and percentage ownership of that optionee or warrant holder but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and as affected by applicable community property laws, all persons listed have sole voting and investment power for all shares shown as beneficially owned by them.

(a) Director only

(b) Officer and director

(c) Officer only

(1)	Includes 65,066 shares of common stock and 605,217 options exercisable within 60 days of May 12, 2023.
(2)	Includes 1,108,994 shares of common stock, 906,522 options exercisable within 60 days of May 12, 2023, and 90,909 warrants exercisable within 60 days of May 12, 2023.
(3)	Includes 756,522 options exercisable within 60 days of May 12, 2023.
(4)	Includes 17,204,961 shares of common stock, 604,348 options exercisable within 60 days of May 12, 2023, and 4,380,682 warrants exercisable within 60 days of May 12, 2023.
(5)	Includes 1,062,500 options exercisable within 60 days of May 12, 2023.
(6)	Includes 200,000 options exercisable within 60 days of May 12, 2023.
(7)	Includes 402,173 options exercisable within 60 days of May 12, 2023.
(8)	Includes 6,025,000 shares of common stock and 4,187,500 warrants exercisable within 60 days of May 12, 2023.
(9)	Includes 11,300,000 shares of common stock and 10,050,000 warrants exercisable within 60 days of May 12, 2023.
(10)	Includes 17,763,636 shares of common stock and 16,988,636 warrants exercisable within 60 days of May 12, 2023.
(11)

Includes 15,933,705 shares of common stock. This information is based on a Schedule 13G filed with the SEC on November 22, 2022 by Jupiter Investment Management Limited and Jupiter Gold & Silver Fund, both of which have shared voting and dispositive power over the shares listed.

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We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table above and the footnotes thereto. Under the rules of the SEC, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.

Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

The Company is not, to the best of our knowledge, directly or indirectly owned or controlled by another corporation or foreign government.

Change in Control

The Company is not aware of any arrangement that might result in a change in control in the future. The Company has no knowledge of any arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in the Company’s control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

There were no reportable transactions with related parties, including 5% or greater security holders, since October 1, 2020, except as noted below.

On July 30, 2018, the Company entered into a loan agreement and promissory note with William Matlack, a significant stockholder and director. Mr. Matlack loaned the Company $300,000 in the form of a senior unsecured note, with the principal bearing interest at an annual rate of 18%, compounded monthly. The loan is unsecured and has a maturity date of January 20, 2023. During fiscal 2021, the Company repaid $29,009 of principal along with $220,991 of interest. At September 30, 2022 and 2021, the note payable balance was $270,991 (with an additional $4,145 of interest payable), and $270,991 (with an additional $57,966 of interest payable), respectively.

Mr. Donald McDowell, a director of the Company, performs geological consulting services for the Company, for which he received compensation of $60,750 and $49,100 in the fiscal years ended September 30, 2022 and 2021, respectively.

Except as indicated herein, no officer, director, promoter, or affiliate of Timberline has or proposes to have any direct or indirect material interest in any asset acquired or proposed to be acquired by Timberline through security holdings, contracts, options, or otherwise. In cases where we have entered into such related party transactions, we believe that we have negotiated consideration or compensation that would have been reasonable if the party or parties were not affiliated or related.

Policy for Review of Related Party Transactions

We have a policy for the review of transactions with related persons as set forth in our Audit Committee Charter and internal practices. The policy requires review, approval or ratification of all transactions in which we are a participant and in which any of our directors, executive officers, significant stockholders or an immediate family member of any of the foregoing persons has a direct or indirect material interest, subject to certain categories of transactions that are deemed to be pre-approved under the policy, including employment of executive officers, director compensation (in general, where such transactions are required to be reported in our proxy statement pursuant to SEC compensation disclosure requirements), as well as certain transactions where the amounts involved do not exceed specified thresholds. All related party transactions must be reported for review by the Audit Committee of the Board of Directors pursuant to the Audit Committee’s charter and the rules of the NYSE American.

Following its review, the Audit Committee determines whether these transactions are in, or not inconsistent with, the best interests of the Company and its stockholders, taking into consideration whether they are on terms no less favorable to the Company than those available with other parties and the related person’s interest in the transaction. If a related party transaction is to be ongoing, the Audit Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related person.

Our policy for review of transactions with related persons was followed in all of the transactions set forth above and all such transactions were reviewed and approved in accordance with our policy for review of transactions with related persons.

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PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on?

The Audit Committee selected Assure CPA LLC to be our independent registered public accounting firm for the fiscal year ended September 30, 2022, and has selected that same firm again for the current fiscal year ending September 30, 2023.

This proposal seeks stockholder ratification of the appointment of Assure CPA LLC.

Will a representative of Assure CPA LLC be present at the Meeting?

We do not expect that a representative of Assure CPA LLC will be present at the Meeting.

Information of Independent Registered Public Accounting Firm

Assure CPA, LLC was the independent registered public accounting firm for the Company in the fiscal year ended September 30, 2022.

Our financial statements have been audited by Assure CPA, LLC, independent registered public accounting firm, for the years ended September 30, 2006 through September 30, 2022.

The following table sets forth information regarding the amount billed to us by our independent auditor, Assure CPA, LLC for our two fiscal years ended September 30, 2022 and 2021, respectively:

	Years Ended September 30,
	2022	2021
Audit Fees	$68,426	$64,903
Audit Related Fees	-	-
Tax Fees	11,110	7,850
All Other Fees	-	1,516
Total	$79,536	$74,269

Audit Fees

Consist of fees billed for professional services rendered for the audit of our financial statements and review of interim consolidated financial statements included in quarterly reports and services that are normally provided by the principal accountants in connection with statutory and regulatory filings or engagements.

Audit Related Fees

Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”.

Tax Fees

Consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include preparation of federal and state income tax returns.

All Other Fees

Consist of fees for product and services other than the services reported above.

Policy on Pre-Approval by Audit Committee of Services Performed by Independent Auditors

The Chief Financial Officer and Audit Committee Chair take the lead in communications with the Company’s independent registered public auditing firm. Any engagement letter is reviewed by them, the full Audit Committee and the Chief Executive Officer prior to engaging the independent registered public auditing firm. Any change in independent registered public auditing firms must be approved by the full Board of Directors prior to engagement, after a full due diligence review.

Vote Required

The ratification of the appointment of the independent registered public accounting firm will be approved if a majority of the votes cast, either in person or by proxy, at the Meeting on this proposal vote FOR the proposal. A properly executed proxy card marked ABSTAIN will not count as a vote cast for or against this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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PROPOSAL 3 — ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) was enacted on July 21, 2010. The Dodd-Frank Act requires that Timberline provide its Stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of Timberline’s named executive officers as disclosed in this Proxy Statement in accordance with applicable SEC rules.

As described in greater detail above under the heading “Executive Compensation,” Timberline’s goal for its executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for its success, and thereby increase Stockholder value. Timberline believes that its executive compensation program satisfies this goal and is strongly aligned with the long-term interests of its Stockholders. Please see the section “Executive Compensation” and the related compensation tables therein for additional details about Timberline’s executive compensation programs, including information about the fiscal 2022 compensation of Timberline’s named executive officers.

At our annual meeting of Stockholders held on April 14, 2021, the Stockholders approved the compensation of Timberline’s named executive officers for the fiscal year ended September 30, 2020. Stockholders are being asked to vote on executive compensation again at this Meeting.

Timberline is asking its Stockholders to indicate their support for its named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives stockholders the opportunity to express their views on Timberline’s named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of Timberline’s named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, Timberline is asking Stockholders to vote “FOR” the following resolution at the Meeting:

“BE IT RESOLVED, that the compensation paid to Timberline’s named executive officers, as disclosed in Timberline’s proxy statement, pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby approved.”

This say-on-pay vote is advisory, and therefore, is not binding on Timberline, the Compensation Committee or the Board. The Board and Timberline’s Compensation Committee value the opinions of Timberline’s Stockholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, Timberline, the Board and the Compensation Committee will consider the results of the vote in future compensation deliberations.

Vote Required

The approval, on an advisory, non-binding basis, of the Stockholders resolution regarding the compensation of Timberline’s named executive officers as described in this Proxy Statement will be approved if a majority of the votes cast, either in person or by proxy, at the Meeting on this proposal vote FOR the proposal. A properly executed proxy card marked ABSTAIN will not count as a vote cast for or against this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL 4 — ADVISORY VOTE ON EXECUTIVE COMPENSATION FREQUENCY PROPOSAL

Under the Dodd-Frank Act, public companies are generally required to include in their proxy solicitations at least once every six years, an advisory, non-binding vote on whether an advisory vote on executive compensation (such as the say-on-pay proposal that is included above) should occur every one, two or three years. The Company previously held an advisory vote on the frequency of an advisory vote on executive compensation at its annual meeting of stockholders on September 25, 2017. Therefore, the Company is required to hold another advisory vote on frequency again this year.

It is management’s belief, and the Board’s recommendation, that this advisory vote should occur every three years.

The Company believes it has effective executive compensation practices, as described in more detail elsewhere in this Proxy Statement. The Board believes that providing the Company’s Stockholders with an advisory vote on executive compensation every three years will encourage a long-term approach to evaluating the Company’s executive compensation policies and practices, consistent with the Compensation Committee’s long-term philosophy on executive compensation. In contrast, focusing on executive compensation over an annual or biennial period may increase the focus on short-term results rather than long-term value creation, which is inconsistent with the Company’s current compensation philosophy.

Moreover, the Board does not believe that a short review cycle will allow for a meaningful evaluation of the Company’s performance against its compensation practices, as any adjustment in pay practices would take time to implement and be reflected in the Company’s financial performance and in the price of the Company’s stock. As a result, an advisory vote on executive compensation more frequently than every three years would reduce, in the Board’s judgment, stockholders’ ability to compare executive compensation to the Company’s performance.

The Board believes that conducting an advisory vote on executive compensation every three years would allow the Company adequate time to compile meaningful input from Stockholders on its pay practices and respond appropriately. This would be more difficult to do on an annual or biennial basis, and the Board believes that both the Company and its Stockholders would benefit from having more time for a thoughtful and constructive analysis and review of the Company’s compensation policy. For the above reasons, the Board recommends that Stockholders vote to hold an advisory vote on executive compensation every three years.

You may cast your vote on your preferred voting frequency by choosing the option of three years, two years, one year, when you vote in response to the resolution set forth below.

“BE IT RESOLVED that the option of once every three years, two years, or one year, that receives the highest number of votes cast for this resolution will be determined to be the Stockholders’ preferred frequency with which Timberline Resources Corporation is to hold a Stockholder advisory vote regarding the executive compensation of the Company’s named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules.”

Vote Required

The option of three years, two years or one year that receives the highest number of votes cast by Stockholders will be the frequency for the advisory vote on the compensation of our named executive officers that has been selected by Stockholders. The vote on this proposal is only advisory in nature and is not binding on the Board or the Company. The Board of Directors and the Compensation Committee will take into account the outcome of the vote; however, the Board may decide that it is in the best interests of the Company’s Stockholders and the Company to hold an advisory vote on the compensation of the Company’s named executive officers more or less frequently than the option approved by Stockholders.

Unless otherwise instructed, the proxies given pursuant to this solicitation will be voted to hold an advisory vote on the compensation our named executive officers every three years. Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter. This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to this proposal if you want your broker to vote your shares on the matter.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE TO HOLD AN ADVISORY

VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY

THREE YEARS.

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OTHER MATTERS

Householding Information

Unless we have received contrary instructions, we may send a single copy of this Proxy Statement to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. However, if stockholders prefer to receive multiple sets of our disclosure documents at the same address this year or in future years, the stockholders should follow the instructions described below. Similarly, if an address is shared with another stockholder and together both of the stockholders would like to receive only a single set of our disclosure documents, the stockholders should follow these instructions:

•	If the shares are registered in the name of the stockholder, the stockholder should contact us at Timberline Resources Corp., 101 East Lakeside Avenue, Coeur d’Alene, Idaho 83814, to inform us of their request; or

•	If a broker, bank, or other nominee holds the shares, the stockholder should contact the broker, bank, or other nominee directly.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. The reports and other information are filed through Electronic Data Gathering, Analysis and Retrieval (known as “EDGAR”) system and are publicly available on the SEC’s site on the Internet, located at www.sec.gov. We will provide without charge to you, upon written or oral request, a copy of the reports and other information filed with the SEC. Any requests for copies of information, reports or other filings with the SEC should be directed to Timberline Resources Corp., 101 East Lakeside Avenue, Coeur d’Alene, Idaho 83814, Attn: Secretary.

APPENDICES

Appendix A: Form of Proxy Card

By Order of the Board of Directors,

/s/ Patrick Highsmith

Patrick Highsmith
Chief Executive Officer

Timberline Resources Corporation

101 East Lakeside Avenue

Coeur d’Alene, Idaho 83814

May 16, 2023

Please sign and return the enclosed form of proxy promptly. If you decide to attend the Meeting, you may, if you wish, revoke the proxy and vote your shares in person.

25

Appendix A

Form of Proxy Card

TIMBERLINE RESOURCES CORPORATION
101 EAST LAKESIDE AVENUE
COEUR D'ALENE, ID 83814
ATTN: TED SHARP

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 28, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 28, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V18217-Z85356 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

TIMBERLINE RESOURCES CORPORATION

The Board of Directors Recommends a Vote "FOR ALL" Nominees in Item 1.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Leigh Freeman
02) Patrick Highsmith
03) William Matlack
04) Donald McDowell
05) Pamela Saxton

The Board of Directors Recommends a Vote "FOR" Items 2 and 3 and "3 YEARS" on Item 4.

	For	Against	Abstain
2. To ratify the appointment of the Company's Independent Registered Public Accounting Firm.	☐	☐	☐
3. Advisory vote regarding executive compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4. Advisory vote on executive compensation frequency.	☐	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V18218-Z85356

ANNUAL MEETING OF STOCKHOLDERS OF TIMBERLINE RESOURCES CORPORATION

The undersigned appoints Patrick Highsmith, Chief Executive Officer of Timberline Resources Corporation and Ted R. Sharp, Chief Financial Officer of Timberline Resources Corporation, with full power of substitution, the attorney and proxy of the undersigned, to attend the Annual Meeting of Stockholders of Timberline Resources Corporation, to be held June 29, 2023 beginning at 10:00 a.m., Pacific Daylight Time, at 101 East Lakeside Avenue, Coeur d'Alene, Idaho 83814, and at any adjournment thereof, and to vote the stock the undersigned would be entitled to vote if personally present, on all matters set forth in the Proxy Statement sent to stockholders, a copy of which has been received by the undersigned.

If this proxy is properly executed and returned, the shares represented hereby will be voted in accordance with the votes marked hereon.

A vote to ABSTAIN will be counted for the purposes of establishing a quorum at the Annual Meeting but is not considered a vote cast FOR or AGAINST a proposal or as a vote withheld for any director nominee and will not affect the outcome of any proposal.

If votes are not specified on a returned proxy, a vote FOR ALL Nominees in Item 1, FOR Item 2, Item 3, and 3 YEARS on Item 4 will be voted at the Annual Meeting.

Cumulative voting rights are not authorized for the election of directors.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.